UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2007

GEOCOM RESOURCES INC.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49621

(Commission File Number)

98-0349734

(IRS Employer Identification No.)

413-114 West Magnolia, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 360-392-2898

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On January 8, 2007, we closed a private placement consisting of 2,263,000 units at a price of $0.17 per unit with 28 accredited investors for total proceeds of $384,710. Each unit consists of one common share and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional common share at an exercise price of $0.50 for a period of two years after the date of the subscription agreement. For each sale of these units we relied on the exemption from registration provided for accredited investors pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended.

As a condition of the private placement, we have agreed to file a registration statement within 45 days of the closing date of the private placement registering all of the securities issued.

An agent’s fee is payable to Euro Pacific Capital in the amount of 8% of the gross proceeds payable in cash and 10% in warrants, exercisable at the price of $0.50 per share. Proceeds of the private placement will be used for exploration and development of the Registrant’s properties and working capital.

Item 9.01. Financial Statements and Exhibits.

10.1

Form of Subscription Agreement with the following placees:

Hemant Kathuria
Barbara Hearst
Steve Smith
Clarice Dykema
Peter Schiff
Bance Hom
Thomas Tomanek
Gregg Bush
Richard Mastromatteo
Richard Pinkham
CRK Enterprises
Barry Fronek and Pamela Fronek
Meredith L. Lowry
L Lee Murdoch TTEE L Lee Murdoch MD Profit Sharing Plan
Randall L. Courts and Lynn P Courts
Barry Fronek
Ray V. Foss
Lloyd Fickett
Charles W. Brown
Ilene Ogier
Richard Greenup
Ron Edwards
H. Paul Prinsen and Charlene K. Prinsen
Sharon J. Ansell
Linda Fischetti and Joseph Fischetti
Jerre Hewitt
William B. Stutler
Hollie Cannon and Kathy Cannon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOCOM RESOURCES, INC.

/s/ John Hiner

John Hiner, President

Date: January 10, 2007

CW900942.1